Exhibit 99.2


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, made this 17th day of October, 2001, by and between Ion Networks, Inc., a Delaware corporation, with its principal place of business at 1551 South Washington Avenue, Piscataway, New Jersey 08854, (the "Company") and Cameron Saifi residing at 1407 Deer Path, Mountainside, New Jersey 07092 (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Employee as Chief Operating Officer and Executive Vice President and wishes to acquire and be assured of Employee's continued services on the terms and conditions hereinafter set forth;

                  WHEREAS, the Employee desires to be employed by the Company as Chief Operating Officer and Executive Vice President and to perform and to serve the Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Employee hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee to serve as a full time Employee of the Company, and the Employee hereby accepts such employment with the Company, for the period set forth in Section 2 below. The Employee's principal place of employment shall be in the Company's offices in Piscataway, New Jersey or other such places as are reasonably directed by the Company. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position.

         2. TERM. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on October 17, 2001 (the "Engagement Date") and shall continue until September 30, 2004, but shall be terminable prior thereto, for the reasons set forth in paragraph 7, including for "Cause" (as defined in paragraph 7(a)(iii)). The period of Employee's employment hereunder shall hereinafter be known as the "Employment Term." Any renewal of this agreement shall be only by mutual agreement of the parties. The parties will commence discussion of any possible renewal not later than June 30, 2004.

         3. DUTIES AND AUTHORITY.
            ---------------------

                  (a) Duties. The Employee shall be employed as the Chief Operating Officer and Executive Vice President of the Company, shall faithfully and competently perform such duties at such times and places and in such manner as the Board of Directors of the Company (the "Board"), may from time to time reasonably direct, and Employee shall report to the Chief Executive Officer of the Company. The Employee will be primarily responsible for the finance, engineering, quality assurance, manufacturing, Information Technology, human resources and administration functions within the Company. The Employee will further be involved with marketing, as well as direct and indirect sales execution and strategy. Except as otherwise may be approved in advance by the Board, and except during vacation periods and reasonable periods of absence, including absences due to sickness, personal injury, family leave as permitted by law, or other disability, the Employee shall devote Employee's full time throughout the Employment Term to the services required of Employee hereunder. The Employee shall render Employee's services exclusively to the Company during the Employment Term and shall use Employee's best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of Employee's position.

                  (b) Authority. The Employee shall have such authority, duties and responsibilities consistent with his position, subject to the supervision and authority of the Board.

                  (c) Assistance. The Company will assist the Employee by furnishing all necessary information with respect to its products and with respect to all technical and administrative support as is reasonably required. The Company will keep the Employee informed concerning its new products, sales strategies and general business developments. The Company will provide Employee with office facilities adequate to his function and position, comparable to that provided by the Company to other senior executives.

         4. COMPENSATION.
            -------------

                  (a) Base Salary. In consideration of the services of the Employee rendered to the Company hereunder, the Company shall pay the Employee
(i) a base salary at an annual rate of $186,000 during the period of the Employment Term commencing October 17, 2001 and ending September 30, 2002, and
(ii) certain bonus payments as set forth below. Upon expiration or termination of this Agreement, payments made pursuant to this section shall cease (unless Employee is terminated in a manner specified in Section 7(e), in which event that subparagraph's provisions shall control); provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid. Ninety days prior to the end of each year of the Employment Term, Employee and the Company will commence discussions of any adjustment in compensation for the succeeding year. If no agreement on an adjustment is made on or prior to 60 days before the end of each such year, the salary payable to Employee shall continue in accordance with the salary in effect at the end of such year of the Employment Term. In the alternative, at Employee's option, if Employee and the Company are unable to come to an agreement on such adjustment, the Employee shall be entitled to resign, and the Company shall have no recourse against Employee for any damages it may suffer as a result of Employee resigning from the Company. If Employee determines to continue in the Company's employ, any other amounts due Employee under subparagraphs (b) and (c) below will not be altered as a result of Employee and the Company failing to agree on an adjustment to Employee's compensation.

                  (b) Provided Employee continues to remain employed on the date which is 16 days prior to the end of each of the applicable fiscal quarters of the Company referenced herein, Employee shall be entitled to a bonus payment of $25,000 each time the Company achieves gross sales in such fiscal quarter (as calculated by the Company's independent auditors) as follows:

                  Gross sales - quarter ending 12/31/01 - $2,200,000

                  Gross sales - quarter ending 3/31/02 - $2,600,000

                  Gross sales - quarter ending 6/30/02 - $3,200,000

                  Gross sales - quarter ending 9/30/02 - $3,800,000

                  Gross sales - quarter ending 12/31/02 - $4,400,000

                  Gross sales - quarter ending 3/31/03 - $5,000,000

                  (a) Equity Position. The Employee will be granted restricted stock, consisting of 600,000 shares of the Company's Common Stock at a price of $0.31 (thirty-one cents) per share, which is equal to the closing price for the trading day preceding the execution of this Agreement. The restricted stock will be subject to a repurchase right which will permit the Company to repurchase any of the Employee's stock which has not yet vested at the effective date of the termination of the Employee's employment with the Company, in accordance with the vesting schedule specified below, for an amount equal to the purchase price per share paid by Employee. The Company's repurchase rights will lapse, according to the following schedule:

                  (i)      75,000 - on execution of this agreement

                  (ii)     165,000 - on September 30, 2002

                  (iii) 45,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 360,000 shares.

                  The Employee will, contemporaneous with the effectiveness of this Agreement, purchase all of the shares subject to the restricted stock grant, by the execution of a series of promissory notes. Each note will bear interest at the minimum rate provided by the Internal Revenue Code to avoid imputation of interest and will be secured by a pledge on the shares applicable to the purchase price represented by each such note. The shares will be held in escrow until the Company's repurchase rights lapse as to such shares, subject to the continuation of the pledge securing notes. The form of stock grant agreement, note and pledge evidencing the terms set forth above and related provisions, shall be annexed hereto as Appendices A, B and C, and shall be negotiated in good faith by the parties, immediately subsequent to the execution of this Agreement, based upon the principles set forth herein. Each note will provide for repayment upon the earlier of 10 years, or the date upon which Employee disposes of the shares applicable to the purchase price represented by each such note, or upon certain insolvency events with respect to Employee. The Company may effect its repurchase rights through offset of each such note representing the purchase price of the shares repurchased. Each such note will also provide that Employee will be personally responsible for the repayment of 40% of the principal amount and accrued interest on each such note, if the shares pledged to secure such note will not, after foreclosure in accordance with law, net to the Company the amounts due under each such note. Employee understands that the Company's obligation to issue the shares set forth above is subject to Nasdaq approval of said grant, which in turn may require stockholder approval. This grant shall not be binding on the Company unless any such necessary approval is granted, but the Company will use reasonable efforts to obtain any such required approvals.

                  The Company's repurchase rights as to all shares granted hereunder will lapse, and Employee will become fully vested in such shares, upon a "Change in Control"; provided however, that if the surviving company of such Change in Control offers Employee continued employment, at a level comparable to that existing immediately prior to the Change in Control, such repurchase rights will not lapse but will continue in accordance with the above schedule, subject to the limited right of acceleration specified below. The Employee will be deemed to have been offered continued employment at a comparable level if he is offered a COO level position in the surviving company and, for the next six months after the Change in Control, Employee is not terminated without "Cause" as defined below and the Employee does not resign in such period for conditions constituting "Good Reason" as defined below.

                  A Change in Control is defined as of (i) a proposed dissolution or liquidation of the Company, or (ii) a proposed sale of all or substantially all of the assets or outstanding equity of the Company, or (iii) the merger or consolidation of the Company with or into another entity or any other corporate reorganization if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity.

                  "Good Reason" is defined as (i) without Employee's express written consent, a change in Employee's responsibilities, status, or titles, which represents a material diminution of Employee's responsibilities, status, or titles with the Company as of the date of this Agreement, or any removal of Employee from, or any failure to re-appoint Employee to, any of such titles, except in connection with (a) the termination of Employee's employment as a result of Employee's death; (b) a termination by the Company as a result of Employee's disability as specified in paragraph 7(a)(ii); (c) a termination by the Company for Cause as specified in paragraph 7(a)(iii); or (d) a termination initiated by Employee other than for reasons specified in this paragraph; (ii) a reduction by the Company in Employee's base salary as in effect as of the date of this Agreement plus all increases therein subsequent to such date; (iii) an intentional, material reduction by the Company in Employee's aggregate target incentive awards granted to Employee in this Agreement or in subsequent agreements; or (iv) the unjustified failure by the Company to pay Employee any material amount of Employee's salary, or any material amount of Employee's compensation deferred under any plan, agreement or arrangement of or with the Company, within ten (10) days after Employee's written demand for such amount.

                  Notwithstanding the foregoing, in the event of a Change in Control in which the conditions specified above for lapse of the Company's repurchase rights are not met, Employee will nevertheless be entitled to a 12 month acceleration of the schedule for the lapse of such repurchase rights, so that any repurchase rights existing at the date of the Change in Control, will be those that would exist at the 1 year anniversary after such date, instead of those existing at such date in accordance with the original schedule set forth above. The remainder of the vesting schedule shall be complied with so that such schedule shall be applicable to the remaining shares not vested after the adjustment provided for herein. For example, if the Change in Control occurs on December 31, 2002, 285,000 shares would have been vested under the original schedule. The adjustment provided for herein would cause the vesting which would have been in effect at December 31, 2003 to be accelerated to December 31, 2002. As a result, 465,000 shares will be vested at December 31, 2002. The remaining 135,000 shares will vest in three installments on March 31, June 30 and September 30, 2003.

                  Any profit received from the grant of shares specified above, or their subsequent sale, shall be forfeited to the Company if Employee violates
Section 6 (Confidentiality) or Section 8 (Non-Competition) of this Agreement. Employee will grant the Company an irrevocable proxy on all shares granted hereby, which shall be in effect until the shares are sold in open market transactions. The proxy will permit the Board to vote such shares on any matter for which a vote or consent is necessary or permitted under law. The Company will use its best efforts to register, on a Form S-8, combined with a reoffer prospectus, all shares granted hereby for public resale by Employee and to keep such registration statement effective until the earlier of (i) the sale of all of Employee's shares or (ii) such date that the Company ceases to be a reporting company under the Securities Exchange Act of 1934. Employee agrees to comply with any written Company request to delay, on one or more occasions, for a limited period not to exceed thirty days on each such occasion, any sale or proposed sale of shares, if the Company advises that there is an undisclosed material business situation, transaction or negotiation that the Company would be required to disclose to keep such registration statement current, if the Company reasonably determines that it is in its best interests not to make such disclosure for such limited period of time.

                  (c) Withholding, Etc. Payroll taxes will be withheld from payment of amounts payable hereunder, in accordance with then-applicable New Jersey and federal tax guidelines.

         5. BENEFITS. During the Employment Term, the Employee shall be entitled to:


                  (a) 20 annual paid vacation days; such vacation to be taken at a time mutually convenient to Company and the Employee; any vacation time not used by Employee during any calendar year of the Employment Term shall be carried over for two calendar years after the vacation time was earned. On the first December 31st after such two year period, if the vacation time has not been used, cash payment shall be made to Employee for any such unused vacation time, based on Employee's base salary in the year the vacation time was earned. If the Employee's employment is terminated, any unused vacation time shall be paid at the time of termination, except in the event of termination for "Cause" under Paragraph 7(a)(iii), in which event all such time shall be forfeited. Vacation time shall be deemed utilized in the order in which it is earned so that unused time from prior years shall be utilized before time for the then current year is utilized;

                  (b) 8 days paid sick leave and 2 personal days in each year of employment as is deemed appropriate;

                  (c) 8 days of paid holidays during each calendar year;

                  (d) reimbursement for all reasonable and necessary out-of-pocket business expenses, such expenses to be properly receipted or otherwise documented, incurred by the Employee in the performance of Employee's duties hereunder in accordance with the Company's policies applicable on or after the Engagement Date;

                  (e) coverage under the Company's medical, dental and eye care health insurance plans, as the same may be in effect for senior executives of the Company from time to time, for the Employee and his beneficiaries, at no cost to the Employee;

                  (f) coverage under the Company's pension, profit sharing, welfare benefit and other similar plans and programs, including the Company's 401K Plan, upon terms comparable to those provided by the Company to other senior executives. Employee acknowledges that the Company does not currently make matching contributions to the 401K Plan; and

                  (g) reimbursement for automobile mileage, to extent utilized on Company business at the then applicable Internal Revenue Service deduction rate.

         6. DEVELOPMENTS AND CONFIDENTIAL INFORMATION. The Employee hereby covenants, agrees and acknowledges as follows:

                  (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business.

                  (b) The Employee's employment hereunder creates a relationship of confidence and trust between the Employee and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of the Company or its Affiliates which may be made known to the Employee by the Company or any of its Affiliates or by any client or customer of the Company or any of its Affiliates or learned by the Employee during the period of Employee's employment by the Company.

                  (c) The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered or developed by, or made known to, the Employee during the period of Employee's employment or arising out of Employee's employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.

                  (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Employee (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of Employee's employment by the Company which pertains to the Company's actual or contemplated business, products, intellectual property or processes of the Company or any of its Affiliates (collectively hereinafter referred to as "Developments"), shall be the sole property of the Company and will be promptly and fully disclosed by the Employee to the Board without any additional compensation therefor, including, without limitation, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Developments made, developed or created by Employee as aforesaid. The Company shall own all right, title and interest in and to the Developments and such Developments shall be considered "works made for hire" for the Company under US Copyright Law. If any of the Developments are held for any reason not to be "works made for hire" for the Company or if ownership of all right, title and interest in and to the Developments has not vested exclusively and immediately in the Company upon creation, Employee irrevocably assigns, without further consideration any and all, all right, title and interest in and to the Developments to the Company, including any and all moral rights, and "shop rights" in the Developments recognized by applicable law. Employee irrevocably agrees to execute any document requested by the Company or its Affiliates to give effect to this paragraph such as assignment of invention or other general assignments of intellectual property rights, without additional compensation therefor. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any person, corporation or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any person, corporation or other entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (e) The Employee will keep confidential and will hold for the Company's sole benefit any Development which is to be the exclusive property of the Company under this Section 6 irrespective of whether any patent, copyright, trademark or other right or protection is issued in connection therewith.

                  (f) The Employee also agrees that the Employee will not without the prior approval of the Board (i) use for Employee's benefit or disclose at any time during Employee's employment by the Company, or thereafter, except to the extent required by the performance by Employee of Employee's duties as an employee of the Company, any information obtained or developed by Employee while in the employ of the Company with respect to any Developments or with respect to any customers, clients, suppliers, products, services, prices, executives, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by Employee not permitted hereunder, or (ii) take with Employee upon leaving the employ of the Company any document or paper relating to any of the foregoing or any physical property of the Company or any of its Affiliates. Notwithstanding the foregoing, the following will not constitute confidential information for purposes of this
Agreement: (i) information which is or becomes publicly available other than as a result of disclosure by the Employee; (ii) information designated in writing by the Company as no longer confidential, or (iii) information known by the Employee as of the Engagement Date and identified as such in writing to the Board. Employee will comply with all intellectual property disclosure policies established by the Company from time to time with respect to the Company's confidential information, including without respect to Developments.

                  (g) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 6 would be inadequate and, therefore, agrees that the Company and its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (h) The Employee agrees that upon termination of Employee's employment for any reason, the Employee shall forthwith return to the Company all documents and other property in Employee's possession or under the Employee's control belonging to the Company or any of its Affiliates.

                  (i) The Employee represents and warrants that he has terminated employment with one or more prior employers and that his employment by the Company and the use by the Company of any skills and knowledge that he may have, are not in violation of the terms of any contract that he is a party to or any other applicable provision of the law.

                  (j) The Employee represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does not now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Employee further represents and warrants that he has not entered into and he will not enter into any agreement either written or oral in conflict herewith.

                  (k) The Employee represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person.

                  (l) Without limiting the generality of Section 9 hereof, the Employee hereby expressly agrees that the foregoing provisions of this Section 6 shall be binding upon the Employee's heirs, successors and legal representatives.

                  (m) The provisions of paragraph 6 shall be binding irrespective of any claim by Employee for breach of this Agreement by the Company.

                  (n) The provisions of paragraph 6 shall survive any termination of this Agreement.

         7. TERMINATION.
            ------------

                  (a) The Employee's employment hereunder shall be terminated:

                      (i) upon death of the Employee; or

                      (ii) upon the Employee's inability to perform Employee's duties on account of disability or incapacity for a period of ninety (90) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months, such termination to take effect on 30 days prior written notice from the Company to the Employee. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, they shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

                      (iii) at any time, by the Company, for "Cause"; "Cause" shall be defined as (1) conviction of a felony, or (2) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company and/or its Affiliates; (3) failure to obey the reasonable and lawful directions of the Board; (4) repeated negligence by the Employee in the performance of, or willful disregard by Employee of his obligations under, this Agreement; or (5) if Employee is indicted for a criminal violation of the securities laws.

                  (b) Employee's employment may be terminated, at any time immediately upon written notice by the Company, without "Cause". If Employee is terminated other than for "Cause," Employee shall be entitled to a severance payment equal to the lesser of (i) the remaining salary due Employee for the balance of the Employment Term at the date of such termination; (ii) a payment of salary for the next three months as if the Agreement had not been terminated. Employee and Company agree that such severance payment shall also constitute liquidated damages and is a reasonable approximation of Employee's damages as a result of such termination.

                  (c) Employee and Company agree that no acceleration of vesting of Employee's shares granted under Section 4 shall occur in the event of (i) a termination under Section 7(a)(i) (ii) or (iii) hereof, or (ii) a termination without "Cause," except in the context of a "Change in Control," to the extent specified in Section 4. In the event of a "Change in Control", as defined above, Employee shall be entitled to treat this Agreement as terminated, and shall be entitled to such severance payments (as specified in Section 7(b) above) as liquidated damages, unless Employee is offered employment as the COO of the successor or surviving corporation of such "Change in Control", in which event Employee will not be entitled to such severance payments, unless he is terminated without "Cause" within the 6 month period following such "Change in Control" or resigns for "Good Reason" during such period. In addition, the provisions of Section 4, with respect to accelerated vesting of Employee's shares, shall apply in the event of a "Change in Control."

                  (d) Except as required by applicable law, and except as expressly provided elsewhere in this Agreement, the Company and its Affiliates shall not be obligated to make any payments to the Employee or on Employee's behalf of whatever kind or nature by reason of the Employee's cessation of employment, other than (i) such amounts, if any, of Employee's salary, and unused vacation time, as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to the Employee from the Company's benefits plans or reimbursement policies, if any. Variable bonus payments under Section 4(b) for any fiscal quarter shall not be paid if Employee is not employed on the date which is 16 days prior to the end of the fiscal quarter for which the bonus payment for such quarter is to be determined.

                  (e) Upon termination of this Agreement, all Company owned property, documentation and other Company proprietary materials furnished to Employee shall be immediately returned to the Company.

                  (f) Upon notice of termination, at the Company's request, Employee shall not continue to perform services for the Company or represent the Company in any manner, shall not appear at the Company's offices and shall otherwise refrain from any activity not specifically requested by the Company under this Agreement.

         8. NON-COMPETITION.
            ----------------

                  (a) During the period during which Employee is employed hereunder (the "Non-Competition Period"), and, at the Company's option, for a period of six months thereafter, provided the Company continues to pay Employee his base salary, as in effect at the date Employee's employment ended (with any severance payments made to Employee credited to such payments), during such six month period, irrespective of any claim by Employee of a breach by Company of this Agreement:

                      (i) the Employee will not make any statement or perform any act intended to advance an interest of any existing or prospective Competitor (as defined in subparagraph (iii) below) of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any other Employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliates' interests or in violation of any provision of this Agreement;

                      (ii) the Employee will not solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company or its Affiliates which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company. This subparagraph (ii) shall only apply to such actions taken by the Employee on behalf of a Competitor of the Company, such term is described in subparagraph (iii) below;

                      (iii) the Employee will not directly or indirectly (as a director, stockholder, officer, executive, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (a) any business or organization which engages in competition with the Company or any of its Affiliates in the United States or any other geographical area where any business is presently carried on by the Company or any of its Affiliates, or
(b) any business or organization which engages in competition in such area of business with the Company or any of its Affiliates in any geographical area where any such business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is also being carried on by the Company or any of its Affiliates in such geographical area during the Non-Competition Period. Competition shall be deemed to exist between the Company and any other person or firm which primarily engages in the business of manufacturing, sale or distribution of network management products, such person or firm to be defined herein as a "Competitor"; and

                      (iv) the Employee will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, for or on behalf of a Competitor, any employee of the Company or any of its Affiliates; provided, however, that the provisions of this
Section 8(a) shall not be deemed to prohibit the Employee's ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company.

                  (b) (i) The Employee further agrees that the limitations set forth in this Section 8 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Employee in this Section 8 shall survive the expiration or termination of this Agreement.

                      (ii) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 8 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

         9. NON-ASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, Employee's beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 9 shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon Employee's death or incapacity.

         10. BINDING EFFECT. Without limiting or diminishing the effect of
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

         11. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Employee, at Employee's home address set forth on the signature hereto, or to such other address or addresses as either party shall have designated in writing to the other party hereto. Notices may also be given by recognized overnight courier service. Notices shall be effective (i) upon receipt if given personally, (ii) 3 days after dispatch if by mail, or (iii) 1 day after dispatch if by overnight courier services.

         12. SEVERABILITY. The Employee agrees that in the event that any court of competent jurisdiction or arbitral forum shall finally hold that any provision of Section 6 or 8 hereof is void or constitutes an unreasonable restriction against the Employee, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 6 or 8 is held by a court of competent jurisdiction or arbitral forum to be invalid, ineligible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         13. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         14. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

         15. GOVERNING LAW AND ARBITRATION OF DISPUTES. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without regard to those that would defer to the substantive laws of other jurisdiction. Any dispute arising hereunder, except as provided in the last sentence below, shall be settled by arbitration in Bergen County, New Jersey, in accordance with the then effective rules of the American Arbitration Association ("AAA"). One Arbitrator will be chosen by the parties who shall be an attorney experienced in employment law. If the parties cannot agree on the identity of the Arbitrator, he will be appointed by the head of the AAA in New Jersey. Employee submits to the jurisdiction of the AAA in New Jersey to resolve any such disputes. The Company reserves the right to enforce Section 6 or Section 8 of this Agreement any jurisdiction where such enforcement is necessary or desirable, through a Court or arbitration proceeding, as the Company elects.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

         17. REPRESENTATION BY COUNSEL; NO DURESS. Employee acknowledges that this Agreement has been negotiated at arms length; that he has had full opportunity for representation by counsel in connection with the negotiation and review of this Agreement and has either been adequately represented by counsel or chosen to forego his opportunity to be so represented; that this Agreement will be deemed to have been drafted by both parties and, as such, ambiguities shall not be construed against any one party; and that he enters into this Agreement freely and without duress or compulsion of any kind.

         18. DIRECTORSAND OFFICERS INSURANCE COVERAGE. The Company will provide Employee with a Directors and Officers insurance coverage in an amount consistent with the levels currently maintained by the Company.

         IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Agreement as of the day and year first above written.

                                                     ION NETWORKS, INC.


                                           By: /s/ Stephen M. Deixler
                                              ----------------------------------
                                              Name:  Stephen M. Deixler
                                              Title: Chairman


                                              /s/ Cameron Saifi
                                              ----------------------------------
                                              CAMERON SAIFI

                                                                      Appendix A



                               ION NETWORKS, INC.
                            STOCK PURCHASE AGREEMENT
                            ------------------------

         AGREEMENT made as of this ____ day of October 2001, by and between Ion Networks, Inc., a Delaware Company, (the "Company") and Cameron Saifi (the "Employee").

         A. DEFINITIONS. As used herein, the following definitions shall apply:
         --------------

         1. "Agreement" shall mean this Stock Purchase Agreement.

         2. "Board" shall mean the Company's Board of Directors.

         3. "Change in Control" shall have the same meaning as defined in the Employment Agreement.

         4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         5. "Common Stock" shall mean the Company's common stock, as well as all securities received in replacement of the Company's common stock, as a stock dividend, or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties that a holder of common stock is entitled to by reason of the holder's ownership of the common stock.

         6. "Company" shall mean Ion Networks, Inc., a Delaware Company.

         7. "Change in Control" shall have the same meaning as defined in the Employment Agreement.

8.       "1933 Act" shall mean the Securities Act of 1933, as amended.

         9. "Employment Agreement" shall mean that certain Employment Agreement dated October 17, 2001, between the Company and Employee.

         10. "Notes" shall mean those certain promissory notes issued by Employee to the Company, dated October __, 2001, in payment for the Purchased Shares.

         11. "Owner" shall mean Employee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Employee.

         12. "Permitted Transfer" shall mean (i) a gratuitous transfer of the Purchased Shares (as defined in Paragraph B.1.), provided and only if Employee obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Employee's will or the laws of intestate succession following Employee's death, or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Employee in connection with the acquisition of the Purchased Shares.

         13. "Person" means an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization, a government or any department or agency thereof or any other entity.

         14. "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, merger, consolidation, exchange of shares or other change affecting the Company's outstanding Common Stock as a class, other than if such event is also a Change in Control.

         15. "SEC" shall mean the Securities and Exchange Commission.

         16. "Service" shall mean Employee's provision of services to the Company (or a Parent or Subsidiary) pursuant to the Employment Agreement.

         17. "Stock Pledge Agreement" shall mean that certain stock pledge agreement dated October __, 2001, between the Employee and the Company.

         18. "Vesting Schedule" shall mean the vesting schedule specified in the Employment Agreement pursuant to which Employee is to vest in the Purchased Shares (as defined below) in a series of installments over his period of Service, subject to certain acceleration events in the event of a "Change in Control."

         B. PURCHASE OF SHARES
         ---------------------

         1. PURCHASE. Employee hereby purchases 600,000 shares of Common Stock (the "Purchased Shares") at a purchase price of $0.31 per share (the "Per Share Purchase Price"), or an aggregate total of $186,000 (the "Purchase Price").


         2. PAYMENT. Concurrently with the delivery of this Agreement to the Company, Employee shall pay the Purchase Price for the Purchased Shares in accordance with the provisions of the Employment Agreement and shall deliver whatever additional documents may be required by the Employment Agreement as a condition for issuance, together with a duly-executed blank Assignment Separate from Certificate and blank Proxy (both in the form attached hereto as Exhibits I and II, respectively) with respect to the Purchased Shares.

         3. ESCROW. The Company shall hold the certificates representing any Purchased Shares which are subject to the Repurchase Right (as defined below) in escrow, provided that upon the request of Employee, any Purchased Shares held in escrow shall be released from escrow and delivered to Employee as and when such shares are no longer subject to the Repurchase Right, subject to Employee's obligations under the Notes and Stock Pledge Agreement in relation to such shares.

         4. STOCKHOLDER RIGHTS. Until such time as the Company exercises the Repurchase Right, Employee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including any Purchased Shares held in escrow hereunder, subject, however, to the transfer restrictions of Article C and D hereof, and subject to the proxy rights described in Article H hereof.

         C. SECURITIES LAW COMPLIANCE
         ----------------------------

         1. REGISTRATION OF SECURITIES. The Purchased Shares have been registered under the Act and are being issued to Employee pursuant to a Form S-8 registration statement.

         2. RESTRICTIONS ON DISPOSITION OF PURCHASED SHARES. Employee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                  (i) Employee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

                  (ii) Employee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                  (iii) Employee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

         3. RESTRICTIVE LEGENDS. The stock certificates for the Purchased Shares shall be endorsed with the following legends:

                  (i) "The shares represented by this certificate are unvested and are subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a Stock Purchase Agreement dated October __, 2001 (the "Stock Purchase Agreement"), between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

                  (ii) "The shares represented by this certificate are subject to an IRREVOCABLE PROXY as set forth in the Stock Purchase Agreement and in the form of Irrevocable Proxy attached thereto."

         D. TRANSFER RESTRICTIONS
         ------------------------

         1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Employee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.

         2. TRANSFEREE OBJECTIONS. Each Person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such Person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right.

         E. REPURCHASE RIGHT
         -------------------

         1. GRANT. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date Employee ceases for any reason to remain in Service, to repurchase at the Per Share Purchase Price all or any portion of the Purchased Shares in which Employee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

         2. EXERCISE OF THE REPURCHASE RIGHTS. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. In order to effect any such repurchase, the Company shall pay to Owner, in cash or cash equivalents, an amount equal to the Per Share Purchase Price multiplied by the number of Unvested Shares which are to be repurchased from Owner; provided, however, that such repurchase price may be paid through an offset of such repurchase price against any amounts owing to the Company by Employee pursuant to any promissory note issued by Employee to the Company in connection with the purchase of the Unvested Shares.

         3. TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph E.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Employee vests in accordance with the Vesting Schedule.

         4. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to or in exchange for the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same. Any securities or other property (including cash) distributed with respect to the Purchased Shares shall be held in escrow.

         5. CHANGE IN CONTROL. To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Change in Control, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Change in Control upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same. Any capital stock or other property (including any cash payments) received in exchange for the Purchased Shares shall be held in escrow.

         F. SPECIAL TAX ELECTION
         -----------------------

         The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code
Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. The form for making the Code Section 83(b) election are set forth in Exhibit III. EMPLOYEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B) , EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         G. PROXY.
         ---------

         1. GRANT. Subject to the terms hereof and in consideration of the agreements set forth in the Employment Agreement, Employee hereby grants to the Company an irrevocable proxy and power of attorney to all of the Purchased Shares (the "Proxy Rights"). Employee hereby acknowledges that the Board of Directors of the Company, as constituted from time to time, will direct the manner in which the Purchased Shares are voted. In order to further enforce the Proxy Rights, Employee shall execute a form of proxy, a copy of which is attached hereto as Exhibit II.

         2. TERMINATION OF PROXY RIGHTS. The Proxy Rights shall remain in effect so long as the Purchased Shares are outstanding and shall only lapse with respect to such Purchased Shares which are sold in sales on NASDAQ or any exchange or market on which the Company's common stock is publicly traded.

         3. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to or in exchange for the Purchased Shares shall be immediately subject to the Proxy Rights, but only to the extent the Purchased Shares are at the time covered by such right.

         4. CHANGE IN CONTROL. The Proxy Rights shall remain in effect following a Change in Control, and such rights shall apply to any of the new securities received in exchange for the Purchased Shares in consummation of the Change in Control, until such new securities are sold on NASDAQ or such exchange or market on which such securities are then publicly traded.

         H. GENERAL PROVISIONS.
         ----------------------

         1. ASSIGNMENT. The Company may assign the Repurchase Right and the Proxy Rights to any Person selected by the Board, including (without limitation) one or more stockholders of the Company.

         2. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon Employee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or Employee, other than as set forth in the Employment Agreement.

         3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon delivery through the U. S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this paragraph to all other parties to this Agreement.

         4. NO WAIVER. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Employee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         5. CANCELLATION OF SHARES. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         6. EMPLOYEE UNDERTAKING. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Purchased Shares pursuant to the provisions of this Agreement.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, other than those laws which would defer to the substantive laws of another jurisdiction, and those provisions of this Agreement governed by the corporate laws of the State of Delaware. Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement, or the breach hereof, will be resolved in accordance with Section 15 of the Employment Agreement.

         8. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Employee, Employee's permitted assigns and the legal representatives, heirs and legatees of Employee's estate, whether or not any such person shall have become a party to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                     Ion Networks, Inc.

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                                     Address:
                                             -----------------------------------

                                        ----------------------------------------

                                     By:
                                        ----------------------------------------
                                         Cameron Saifi

                                    Address:
                                            ------------------------------------

                                        ----------------------------------------

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED _________________________ hereby sell(s),

assign(s)and transfer(s) unto Ion Networks, Inc. (the "Company"),

_________________________ (__________) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by

Certificate No. _________________________ herewith and do(es) hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: _________________________





                                            Signature: _________________________


INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Employee.

                                   EXHIBIT II

                            FORM OF IRREVOCABLE PROXY

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY
                     ---------------------------------------

         I, CAMERON SAIFI, having an address at 1407 Deer Path, Mountainside, New Jersey, 07092, hereby constitute and appoint Ion Networks, Inc., a Delaware company (the "Company") currently having its principal place of business located at 1551 South Washington Avenue, Piscataway, New Jersey, 08854, or its designee, as my proxy and attorney-in-fact, with full power of substitution, to vote 600,000 shares of the Company's common stock owned by me, at any meeting of stockholders of the Company or in connection with any action by written consent of the stockholders of the Company in lieu of a meeting thereof, with respect to any matter or business which may properly come before such meeting or be subject to such consent, hereby granting unto said proxy and attorney-in-fact full power and authority to do and perform each and every act and thing requisite to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said proxy and attorney-in-fact may lawfully do or cause to be done by virtue hereof. This proxy shall also extend to any securities received as a result of a Recapitalization or Change in Control, all to the extent provided in that certain Stock Purchase Agreement dated October __, 2001, between myself and the Company.

         This proxy is irrevocable, shall be deemed coupled with an interest and shall be and continue in effect for as long as any securities subject to this proxy are outstanding; provided, however, that this proxy and power of attorney shall lapse with respect to any securities subject to this proxy which are sold on the NASDAQ Stock Market or any other exchange or market on which such securities are publicly traded.

         The shares subject to this proxy shall be voted by the Company, as the Board of Directors of the Company, as constituted from time to time, shall direct.

Dated:  October ____, 2001


                                                  By:___________________________
                                                              CAMERON SAIFI

                                   EXHIBIT III

                             SECTION 83(B) ELECTION

                  This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:
         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ____________ shares of the common stock of Ion Networks, Inc., (the "Company")

(3)      The property was issued on [_____ __], 2001.

(4) The taxable year in which the election is being made is the calendar year 2001.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if taxpayer's employment with the issuer is terminated under certain circumstances.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is [$ ] per share.

(7)      The amount paid for such property is [$   ] per share.

(8)      A copy of this statement was furnished to the Company.

(9)      This statement is executed [____ __], 200_.



------------------------------      ------------------------------------------
Spouse (if any)                             Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE STOCK PURCHASE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. TAXPAYER MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.

                                                                      Appendix B



                        1PARTIAL-RECOURSE PROMISSORY NOTE


$__________                                                  October ____, 2001
                                                          Piscataway, New Jersey

                  FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Ion Networks, Inc. (the "Company") at its principal executive offices the principal sum of _____________________ Dollars ($_____________), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

                  1. TERM. The principal balance of this Note, together with all interest accrued and unpaid to date, shall be due and payable in full at the close of business on October ___, 2011.

                  2. RATE OF INTEREST. Interest shall accrue under this Note on any unpaid principal balance at the rate of 5.39% per annum, compounded annually.

                  3. PREPAYMENT. Prepayment of principal and interest may be made at any time, without penalty.

                  4. EVENTS OF ACCELERATION. The following items (a)-(i) shall constitute "Acceleration Events" under this Note. Upon the occurrence of an Acceleration Event, the Company or Borrower, as the case may be, shall notify the other of the occurrence of the Acceleration Event. Ten (10) days after receipt by the Borrower or the Company, as the case may be, of the notice of the Acceleration Event, if the event that caused the Acceleration Event to occur has not been cured, the entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable.

                  (a) The date when the Borrowers disposes of any or all of the shares of the Company's common stock acquired by him with the proceeds of this Note and represented by Certificate Number _________ (the "Shares"), including (without limitation) a sale of the Shares to the Company; provided, however, that the principal amount and interest of the Note representing proceeds used by Borrower to purchase any Shares which have not been disposed, shall not become due and payable and shall remain outstanding until any such subsequent disposition by Borrower.

                  (b) The date when the Borrower's employment with the Company, or any successor thereof, terminates for any reason; provided that the principal and interest attributable to unvested Shares shall become due and payable under this Paragraph (b) only to the extent that the Company exercises its right to repurchase such Shares;

                  (c) The failure of the Borrower to pay when due the principal balance and accrued interest under this Note;

                  (d) The filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act (Title 11 of the United States Code), as amended or recodified from time to time, or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors;

                  (e) The appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of the Borrower;

                  (f) The execution by the Borrower of a general assignment for the benefit of creditors;

                  (g) The insolvency of the Borrower or the Borrower's failure to pay his or her debts as they become due;

                  (h) Any attachment or like levy on any property of the Borrower; or

                  (i) The occurrence of an event of default under the Stock Pledge Agreement securing this Note.


                  5. SECURITY AND PARTIAL RECOURSE. The Borrower's obligations under this Note shall be secured by a first-priority security interest in all of the Shares. The Shares shall be pledged pursuant to a Stock Pledge Agreement to be executed by the Borrower, all terms of which are incorporated herein by this reference. Regardless of any realization from collateral that may secure the Borrower's obligations under this Note, the Borrower shall remain personally liable only for an amount equal to Forty (40%) Percent of the original principal amount of the Note, plus 40% of any interest accrued and unpaid on such original principal amount. The Company shall have recourse, to the extent described above, to any and all other assets of the Borrower, in addition to any Shares pledged pursuant to the Stock Pledge Agreement, to satisfy the Borrower's obligations hereunder.

                  6. COLLECTION AND ATTORNEYS' FEES. If any action is instituted to collect this Note, the Borrower, in addition to his liability under Section 5, promises to pay all reasonable costs and expenses (including reasonable attorney's fees) incurred by the Company in connection with such action.

                  7. WAIVER. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver. The Borrower hereby expressly waives presentment and demand for payment when any payments are due under this Note.

                  8. SUCCESSORS AND ASSIGNS. This note shall inure to the benefit of the Company and its successors and assigns.

                  9. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

                  10. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of New Jersey, other than those laws which would defer to the substantive laws of another jurisdiction.


Cameron Saifi
-----------------------------------           ----------------------------------
Name of Borrower                              Signature of Borrower

                                              Address:
                                                      --------------------------
                                                      --------------------------

                                                                      Appendix C


                             STOCK PLEDGE AGREEMENT

                  In order to secure payment of all obligations of ___________ (the "Borrower") to Ion Networks, Inc., a Delaware corporation (the "Company"), under the promissory note dated October __, 2001, in the original principal amount of $______ (the "Note"), the Borrower hereby grants to the Company a security interest in, and assigns, transfers and pledges to the Company, the following securities and other property:

                  (a) The __________ shares of the Company's Common Stock delivered to and deposited with the Company as collateral for the Note and represented by Certificate Number ______________(the "Shares"); and

                  (b) Any and all new, additional or different securities or other property subsequently distributed with respect to the Shares that are to be delivered to and deposited with the Company pursuant to the requirements of Section 3 of this Agreement; and

                  (c) Any and all other property and money that is delivered to or comes into the possession of the Company pursuant to the terms and provisions of this Agreement.

All of the foregoing securities, property and money are referred to herein as the "Collateral" and shall be accompanied by one or more stock power assignments properly endorsed to the Company by the Borrower. The Company shall hold the Collateral in accordance with the following terms and provisions:

                  1. WARRANTIES. The Borrower hereby warrants to the Company that the Borrower is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, advance claims and other security interests (other than those created hereby).

                  2. RIGHTS AND POWERS. The Company may, without obligation to do so, exercise one or more of the following rights and powers with respect to the Collateral:

                  (a) Accept in its discretion, but subject to the applicable limitations of Section 7, other property of the Borrower in exchange for all or part of the Collateral and release Collateral to the Borrower to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by the Company as substitute security for the Note and all other indebtedness secured hereunder;

                  (b) Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

                  (c) Transfer record ownership of the Collateral to the Company or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, but only if there exists at the time an outstanding event of default under Section 8 of this Agreement.

Any action by the Company pursuant to the provisions of this Section 2 may be taken without notice to the Borrower. Any costs or expenses (including attorneys' fees) reasonably incurred in connection with any such action shall be payable by the Borrower and form part of the indebtedness secured hereunder, as provided in Section 10. The Company shall act in accordance with the Uniform Commercial Code of the State of New Jersey with respect to the exercise of any of its rights hereunder.

                  As long as there exists no event of default under Section 8 of this Agreement, and subject to the irrevocable proxy granted to the Company, the Borrower may exercise all stockholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other stockholder materials pertaining to the Collateral shall be delivered to the Borrower at the address indicated below; provided, however, that if an event of default has occurred hereunder and is continuing, any or all Collateral may be registered, without notice, in the name of the Company or its nominee, and thereafter the Company or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the stockholders of the Company, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to the Collateral, all as if the Company were the absolute owner thereof.

                  Any cash sums that the Company may receive in the exercise of its rights and powers under this Section 2 shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Company deems appropriate. Any remaining cash shall be paid over to the Borrower.

                  3. DUTY TO DELIVER. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the capital stock of the Company or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company shall, upon receipt by the Borrower, be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

                  4. CARE OF COLLATERAL. The Company shall exercise reasonable care in the custody and preservation of the Collateral but shall have no obligation to initiate any action with respect to, or otherwise inform the Borrower of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral; provided, however, that the Company will notify the Borrower of any such rights of the Borrower to protect against adverse claims or to protect the Collateral against the possibility of a decline in market value. The Company shall not be obligated to take any action with respect to the Collateral requested by the Borrower unless the request is made in writing and the

Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

                  The Company may at any time release and deliver all or part of the Collateral to the Borrower, and the receipt thereof by the Borrower shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement. However, any and all releases of the Collateral shall be effected in compliance with the applicable limitations of Section 7.

                  5. PAYMENT OF TAXES AND OTHER CHARGES. The Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Borrower's failure to do so, the Company may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and, until paid, shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Company and compensation income to the Borrower under the federal tax laws.

                  6. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of all or part of the indebtedness evidenced by and in compliance with the Note (whether by negotiation, discount or otherwise), the Company may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Company hereunder with respect to the Collateral so transferred. Upon such transfer, the Company shall be fully discharged from all liability and responsibility for the transferred Collateral. With respect to any Collateral not transferred, the Company shall retain all rights, powers, privileges and remedies provided herein.

                  7. RELEASE OF COLLATERAL. Provided that (i) all indebtedness secured hereunder (other than payments not yet due and payable under the Note) has at the time been paid in full or cancelled and (ii) there does not otherwise exist any event of default under Section 8, the Shares, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned (subject to the escrow provisions of the Stock Purchase Agreement entered into between the Borrower and the Company) to the Borrower in accordance with the following provisions:

                  (a) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more of the Shares shall (subject to the applicable limitations of Subsections
         (d) and (e) below) be released to the Borrower within three days after such payment or prepayment. The number of Shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Shares held under this Agreement at the time of the payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional Shares be released.

                  (b) One or more of the Shares shall (subject to the applicable limitations of Subsections (d) and (e) below) be released for the sole purpose of effecting an immediate sale of the released Shares, provided that the purchaser or broker has agreed in writing to forward the proceeds directly to the Company to be applied to the balance of principal and interest due under the Note. If the Borrower sells any or all of the Shares, all of the sales proceeds shall be forwarded to the Company (up to the balance of principal and interest due under the Note).

                  (c) Any additional Collateral that may hereafter be pledged and deposited with the Company (pursuant to the requirements of Section
         3) with respect to the Shares shall be released at the same time as the particular Shares to which the additional Collateral relates are to be released in accordance with the applicable provisions of Subsection (a) or (b) above. Under no circumstances, however, shall any Shares or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.

                  (d) To the extent required by regulations of the Federal Reserve Board pertaining to margin securities, the number of Shares to be released pursuant to Subsections (a), (b) and (c) above shall be reduced.

                  8. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

                  (a) Any default in the payment or performance of any obligation or any defined event of default under the Note;

                  (b) The Borrower's failure to perform any obligation or agreement contained herein;

                  (c) The discovery that any warranty made by the Borrower herein is incorrect, false or misleading in any material respect and such breach of warranty shall cause material damage to the Company; or

                  (d) Any attachment or like levy on any property of the Borrower.

Upon the occurrence of any such event of default, the Company shall provide written notice to Borrower of the occurrence of such event of default. Ten (10) days after the receipt by Borrower of such notice, in the event such event of default has not been cured such ten (10) day period, the Company may, at its election, declare the Note and all other indebtedness secured hereunder to be immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the New Jersey Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder. It is intended that the above ten (10) day period in which an event of default may be cured shall run concurrently with the ten (10) day period set forth in Section 4 of the Note.

                  Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by the Company in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to the Borrower. However, in the event such proceeds prove insufficient to satisfy all obligations of the Borrower under the Note, then the Borrower shall remain personally liable for any deficiency up to an amount equal to 40% of the original principal amount of the Note and 40% of any accrued and unpaid interest on such original principal amount.

                  9. CERTAIN WAIVERS. The Borrower waives, to the fullest extent permitted by law:

                  (a) Any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral or other collateral or security for the Borrower's obligations under the Note;

                  (b) Any right to require the Company (i) to proceed against any other person or entity, (ii) to exhaust any other collateral or security for any of the Borrower's obligations under the Note, (iii) to pursue any remedy in the Company's power, (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral or (v) to direct the application of payments or security for any obligations of the Borrower under the Note; and

                  (c) All claims, damages and demands against the Company arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

                  10. OTHER REMEDIES. The rights, powers and remedies granted to the Company and the Borrower pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Company and the Borrower under any statute or rule of law. Any forbearance, failure or delay by the Company or the Borrower in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Company and the Borrower under this Agreement shall continue in full force and effect, unless such right, power or remedy is specifically waived by an instrument executed by the Company or the Borrower, as the case may be.

                  11. COSTS AND EXPENSES. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Company in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of the Borrower payable immediately upon demand and bearing interest until paid at the Company's bank interest rate then being earned by the Company on its deposits.

                  12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, other than those which would defer to the substantive laws of another jurisdiction, and shall be binding upon the executors, administrators, heirs and assigns of the Borrower.

                  13. ARBITRATION. Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or the Note, or any claims arising out of or relating to this Agreement or the Note, or the breach hereof, will be resolved in accordance with
Section 15 of the Employment Agreement dated October 4, 2001, by and between Borrower and the Company.

                  14. SEVERABILITY. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Borrower on October _, 2001.

                                    ---------------------------------
                                    Signature of Borrower

                                    Address:
                                            ------------------------------------

                                            ------------------------------------


Agreed to and Accepted by:

ION NETWORKS, INC.

By:
   --------------------------------------------------

Title:
      -----------------------------------------------

Dated:
      -----------------------------------------------